PROSPECTUS and                  PRICING SUPPLEMENT NO. 11
PROSPECTUS SUPPLEMENT, each     effective at 1:00 PM EST
Dated 9 October 2003            Dated 23 May 2005
CUSIP: 24422EPR4                Commission File No.: 333-108705
                                Filed pursuant to Rule 424(b)(3)

                       U.S. $2,120,850,000
                 JOHN DEERE CAPITAL CORPORATION

                  MEDIUM-TERM NOTES, SERIES D
      due from 9 Months to 30 Years from Date of Issue
                  (Floating Rate Notes)

Original Issue Date:              1 June 2005

Maturity Date:                    1 June 2007

Principal Amount:                 $150,000,000

Interest Rate Basis:              USD-LIBOR-Telerate

Index Maturity:                   3 Month

Spread:                           Plus 6 Basis Points

Initial Interest
Determination Date:               27 May 2005

Day Count Convention:             Actual/360

Interest Reset Dates:             Quarterly on the 1st
                                  Sep, Dec, Mar, Jun
                                  (or next Business Day)

Interest Determination Dates:     Two London Business Days
                                  preceding such Interest
                                  Reset Dates

Interest Payment Dates:           Quarterly on the 1st
                                  Sep, Dec, Mar, June
                                  (or next Business Day)

Redemption Provisions:            None

Plan of Distribution:             Name        Principal Amount
                                                     Of Notes
                                  Citigroup Global
                                   Markets Inc.   $150,000,000
                                  Total           $150,000,000

                                  The above Agent has
                                  agreed to purchase
                                  the respective principal
                                  amount of Notes, opposite
                                  their name as principal,
                                  at a price of 99.750% for
                                  resale at par.

Citigroup Global Markets Inc.